UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

June 7, 2016 (June 6, 2016)

Commission file number: 001-35653

Sunoco LP

(Exact name of registrant as specified in its charter)

Delaware	30-0740483
(State or other jurisdiction of Incorporation or organization)	(IRS Employer Identification No.)

8020 Park Lane, Suite 200

Dallas, TX 75231

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (832) 234-3600

555 East Airtex Drive

Houston, TX 77073

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective June 6, 2016, each of Sunoco LP (the “Partnership”) and Sunoco GP LLC, the general partner of the Partnership (the “General Partner”), changed its principal office to 8020 Park Lane, Suite 200, Dallas, Texas 75231 from 555 East Airtex Drive, Houston, TX 77073. Each of the Partnership and the General Partner changed its registered agent to Corporation Service Company from Corporation Trust Center and its registered office to 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808 from 1209 Orange Street, Wilmington, Delaware 19801. Accordingly, on June 6, 2016, the General Partner filed with the Delaware Secretary of State an Amended and Restated Certificate of Limited Partnership (the “Certificate”) and executed Amendment No. 4 (the “LP Agreement Amendment”) to the First Amended and Restated Agreement of Limited Partnership of the Partnership to reflect such changes. Additionally, on June 6, 2016, the General Partner’s sole member executed Amendment No. 2 (the “LLC Agreement Amendment”) to the Amended and Restated Limited Liability Company Agreement of the General Partner to reflect (i) the above mentioned changes to the General Partner’s principal office, registered agent and registered office and (ii) the sole member’s change in notice address.

The Certificate, the LP Agreement Amendment and the LLC Agreement Amendment are attached hereto as Exhibits 3.1, 3.2 and 3.3, respectively, and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits. See “Exhibit Index” attached to this Current Report on Form 8-K, which is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNOCO LP

	By:	SUNOCO GP LLC, its General Partner

Date: June 7, 2016	By:	/s/ Robert W. Owens
	Title:	President and Chief Executive Officer

SUNOCO LP

EXHIBIT INDEX

Exhibit Number	Description

3.1	Amended and Restated Certificate of Limited Partnership of Sunoco LP dated as of June 6, 2016.

3.2	Amendment No. 4 to the First Amended and Restated Agreement of Limited Partnership of Sunoco LP dated as of June 6, 2016.

3.3	Amendment No. 2 to the Amended and Restated Limited Liability Company Agreement of Sunoco GP LLC dated as of June 6, 2016.